                                                                       Exhibit 2

                               [FORM OF WARRANT]


     THESE SECURITIES AND THE SECURITIES TO BE ISSUED UPON ANY EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT (A) IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT ("REGULATION S") OR (B) PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. IN ADDITION, SUCH SECURITIES MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (WITHIN THE MEANING OF REGULATION S) UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.



                         HOMESEEKERS.COM, INCORPORATED


                              Common Stock Warrant
                             Expiring May 19, 2001


                                                                    May 19, 2000
          No. _____



          HOMESEEKERS.COM, INCORPORATED, a Nevada corporation (herein, together with its successors and assigns, the "Company"), for value received, hereby certifies that ____________________________________, or registered assigns, is entitled to purchase from the Company, at any time or from time to time prior to 5:00 p.m., New York City time, on May 19, 2001 (or such earlier date as may be determined pursuant to Section 13 hereof), ______________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.001 per share, as constituted on May 19, 2000 (the "Common Stock"), of the Company at a purchase price of $7.00 per share (subject to the adjustment in accordance with Section 2, the "Warrant Price"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

       1    Exercise of Warrant.
            -------------------

       1.1 Manner of Exercise. Subject to Section 6, this Warrant may be
           ------------------
exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant to the Company at the office of the Company maintained pursuant to Section 7.2(a), accompanied by a subscription in substantially the form annexed hereto duly executed by such holder and (a) by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (i) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription by (ii) the then applicable Warrant Price, (b) by instructing the Company to withhold and cancel a number of shares of Common Stock then issuable upon exercise of this Warrant with respect to which the excess of the Market Price of the shares of Common Stock over the Warrant Price for such canceled shares is at least equal to the Warrant Price for the shares being purchased or (c) by any combination of the foregoing, whereupon such holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Section 2.

       1.2 When Exercise Effective. Any exercise of this Warrant shall be deemed
           -----------------------
to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

       1.3 Delivery of Stock Certificates, etc. As soon as practicable after the
           -----------------------------------
exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 6, as such holder (upon payment by such holder of any applicable transfer taxes) may direct: (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise; and (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such holder upon such exercise as provided in Section 1.1.

       2     Certain Adjustments to Warrant.
             ------------------------------

       2.1   Adjustment for Dividends, Distributions, Subdivisions, Combinations
             -------------------------------------------------------------------
or Consolidation of Common Stock.
--------------------------------

       2.1.1 Stock Dividends, Distributions or Subdivisions. In the event the
             ----------------------------------------------
Company shall issue additional shares of Common Stock in a stock dividend, stock distribution or subdivision, the Warrant Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

       2.1.2 Combinations or Consolidations. In the event the outstanding shares
             ------------------------------
of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

       2.2   Adjustment for Merger or Reorganization, etc. Subject to the
             --------------------------------------------
provisions of Section 13, in case of any reorganization of the Company, any consolidation or merger of the Company with or into another Company or the conveyance of all, or substantially all, of the assets of the Company to another Person, then, as a part of such reorganization, consolidation, merger or conveyance, lawful provision shall be made so that this Warrant shall thereafter be exercisable to purchase the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such reorganization, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant to the end that the provisions set forth in Section 2.1 and this Section 2.2 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

       3     No Dilution or Impairment. The Company (a) will not, by any
             -------------------------
voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, (b) will at all times in good faith assist in carrying out all of the provisions of Sections 2, 3 and 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment,
(c) will not permit the par value of any shares of stock receivable upon any exercise of this Warrant to exceed the amount payable therefor upon such exercise, (d) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon each exercise of this Warrant and (e) will not take any action that results in any adjustment of the Warrant Price if the total number of shares of Common Stock (or Other Securities) issuable after such action, upon any exercise of this Warrant, would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's articles of incorporation and available for the purpose of issuance upon such exercise.

       4   Report as to Adjustments. In each case of any adjustment or
           ------------------------
readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise or conversion of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of the Warrant Price in effect immediately prior to such issuance or sale and as adjusted and readjusted (if required by Section 2) on account thereof. The Company will forthwith (and in any event not later than 20 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder of this Warrant, and will, upon the written request at any time of any holder of this Warrant, furnish to such holder a like report setting forth the Warrant Price at the time in effect and showing how it was calculated. The Company also will keep copies of all such reports at its principal office and at the office or agency required to be maintained by it pursuant to Section 7.2(a), and will cause the same to be available for inspection at each such office during normal business hours by any holder of this Warrant or any prospective purchaser of this Warrant designated by the holder thereof.

       5   Restrictions on Transfer.
           ------------------------

       5.1 Restrictive Legends. Except as otherwise permitted by this Section 5,
           -------------------
each Warrant originally issued, each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 7, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, with appropriate modifications to such legend to be made if required by Regulation S:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

       5.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any
           ------------------------------------------------
transfer of any Restricted Securities that are not registered pursuant to an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities
Act), the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 5.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below and (b) designate counsel for the holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

               (1) if in the written opinion of such counsel for the holder, obtained at the holder's sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear an appropriate restrictive legend unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

               (2) if the opinion of such counsel rendered pursuant to the foregoing subsection (1) is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such holder to the effect stated in subsection (1) above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

       5.3 Termination of Restrictions. The restrictions imposed by this Section
           ---------------------------
5 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing an applicable restrictive legend.

       6   Reservation of Stock; Regulation S Considerations. The Company will
           -------------------------------------------------
at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof; provided, however, that the Company shall be under no obligation to issue any such securities unless the holder of this Warrant presents (a) written certification that it is not a "U.S. person" within the meaning of Regulation S or (b) a written opinion of counsel to the effect that this Warrant and the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant have been registered under the Securities Act or are exempt from registration thereunder. In no event shall this Warrant be exercised in the United States or securities be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of "offshore transaction" pursuant to Rule 902(h) promulgated under the Securities Act, unless this Warrant or any such security is issuable upon its exercise has been registered under the Securities Act or an exemption from registration is available.

       7   Ownership Transfer and Substitution of Warrants.
           -----------------------------------------------

       7.1 Ownership of Warrants. The Company may treat the Person in whose name
           ---------------------
this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

       7.2 Office; Transfer and Exchange. (a) The Company will maintain its
           -----------------------------
principal office in Reno, Nevada or at such other location as it designates in a written notice delivered to each registered holder of this Warrant prior to any change of such location, and all notices, presentations and demands in respect of this Warrant may be made upon it at such location. The Company may designate from time to time by notice to the registered holder of this Warrant an office or agency of the Company where such notices, presentations and demands in respect of this Warrant may be made in lieu of the Company's principal office.

          (b) Upon any surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company or the office of the Company maintained pursuant to Section 7.2(a), the Company at its expense will (subject to compliance with Section 5, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

       7.3 Replacement of Warrants. Upon receipt of evidence reasonably
           -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant (which may be a written statement as to such loss, theft, destruction or mutilation) and (a) in the case of such loss, theft or destruction of any Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount, or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 7.2(a) or the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

          8 Definitions. As used herein, unless the context otherwise requires,
            -----------
the following terms have the following respective meanings:

          "Business Day" shall mean any day other than a Saturday, Sunday or any
           ------------
other day on which U.S. Federal Reserve member banks are not open for business in New York, New York.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other Federal agency at the time administering the Securities Act.

          "Company" shall have the meaning specified in the opening paragraphs
           -------
of this Warrant, including any corporation that shall succeed to or assume the obligations of the Company hereunder in compliance with Section 2.2.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, or any
           ------------
similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Market Price" shall mean, per share of Common Stock that the holders
           ------------
of this Warrant shall be entitled to receive upon exercise hereof, on any date specified herein, (a) the closing price per share of Common Stock on the Nasdaq SmallCap Market or such other principal automated quotation system or national securities exchange on which the Common Stock is then quoted or listed, as reported in The Wall Street Journal, or (b) if (a) is inapplicable, a price per
            --- ---- ------ -------
share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date that is within 15 days of the date as of which the determination is to be made.

          "Other Securities" shall mean any stock (other than Common Stock) and
           ----------------
other securities of the Company or any other Person (corporate or otherwise) that the holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

          "Person" shall mean a corporation, an association, a partnership, an
           ------
organization or business, an individual, a government or political subdivision thereof or a governmental agency.

          "Regulation S" shall mean Rules 901 through 905 promulgated under the
           ------------
Securities Act or any similar rules or regulations under the Securities Act, all as the same shall be in effect at the time.

          "Restricted Securities" shall mean any (a) any Warrant bearing the
           ---------------------
applicable legend set forth in Section 5.1, (b) any shares of Common Stock (or Other Securities) issued upon exercise of this Warrant that are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section or (c) any shares of Common Stock (or Other Securities) issued subsequent to any exercise of this Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other

Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, that are evidenced by a certificate or certificates bearing the applicable restrictive legend.

          "Securities Act" shall mean the Securities Act of 1933, or any similar
           --------------
Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Warrant" shall have the meaning specified in the opening paragraphs
           -------
of this Warrant.

          "Warrant Price" shall have the meaning specified in the opening
           -------------
paragraphs of this Warrant.

       9  Remedies. The Company stipulates that the remedies at law of the
          --------
holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

       10 No Rights or Liabilities as Stockholder. Nothing contained in this
          ---------------------------------------
Warrant shall be construed as conferring upon any holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

       11 Notices. All notices and other communications provided for herein
          -------
shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to any holder of this Warrant, at the registered address of such holder as set forth in the register kept by the Company, or (b) if to the Company, at its principal office, 6490 South McCarran Boulevard, Suite D-28, Reno, Nevada 89509, or at the address of such other principal office of the Company as the Company shall have furnished to each holder of this Warrant in writing, with a copy to Jones, Day, Reavis & Pogue, 77 West Wacker Drive, Chicago, Illinois 60601, Attn:
Timothy J. Melton; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

       12 Miscellaneous. This Warrant and any term hereof may be changed,
          -------------
waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law that shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Nevada without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

       13 Expiration. Subject to the provisions in Section 1.1 hereof and except
          ----------
as otherwise provided in this Section 13, the right to exercise this Warrant shall expire at 5:00 p.m., New York City time, on the date set forth on the first page hereof; provided, however, that if the closing price per share of Common Stock on the Nasdaq SmallCap Market, or such other principal automated quotation system or national securities exchange on which the Common Stock is then quoted or listed, as reported in The Wall Street Journal, is greater than
                                      -----------------------
$14.00 (without giving effect to any adjustments to the Common Stock that may be required in connection with the issuances of additional, or combinations or consolidations of the, shares of Common Stock of the type contemplated by
Section 2.1 hereof) for any 20 consecutive trading days during the term of this Warrant, the Warrant shall expire at 5:00 p.m., New York City time, on the 30th day following the date on which the Company notifies the holder hereof of such occurrence.

           [The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be exercised by its officer thereunto duly authorized as of the date first written above.


                                          HOMESEEKERS.COM INCORPORATED



                                          By:_____________________________
                                          Name:___________________________
                                          Title:__________________________

                              FORM OF SUBSCRIPTION
                              --------------------

     THE EXERCISE OF THIS WARRANT IS SUBJECT TO, AND SHALL ONLY BE EFFECTIVE UPON, SATISFACTION OF ANY CONDITIONS SET FORTH IN SECTION 6 OF THIS WARRANT AND ANY APPLICABLE REGULATORY FILING REQUIREMENTS SUCH AS THE PREMERGER NOTIFICATION AND REPORT FORM FILING REQUIREMENTS OF THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 AND REGULATIONS PROMULGATED PURSUANT THERETO.

                 [To be executed only upon exercise of Warrant]


To HOMESEEKERS.COM, INCORPORATED

           The undersigned registered holder of the attached Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, __________/1/ shares of Common Stock of HOMESEEKERS.COM, INCORPORATED, and herewith makes payment as follows (check as applicable): [_] certified or official bank check in the amount of $_________; [_] wire transfer in the amount of $_________; and/or [_] cancellation of _______ shares of Common Stock otherwise issuable under the Warrant. The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________________, whose address is ____________________________________________________________.



Dated:__________________


                              __________________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of Warrant)


                              __________________________________________________
                              (Street Address)



                              __________________________________________________
                              (City)       (State)               (Zip Code)




----------
/1/ Insert here the number of shares called for on the face of this Warrant (or in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash that, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.